Exhibit 99.3

WRITTEN CONSENT

MP MINE OPERATIONS LLC

The attached Written Consent is being solicited by the Board of Managers of MP Mine Operations LLC in connection with the proxy statement/consent solicitation/prospectus dated [●], 2020, which is part of the registration statement on Form S-4 (No. 333-248433) of Fortress Value Acquisition Corp., a Delaware corporation.

Please return the attached Written Consent with your executed signature page as soon as possible. Upon receipt of the Written Consent with your executed signature page, your common units will be counted in favor of approving the identified proposal.

Please return the Written Consent with your executed signature page to MPMO by emailing a .pdf copy to sbangalore@mpmaterials.com or by mailing it to MP Mine Operations LLC, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119, Attention: Sheila Bangalore, Chief Strategy Officer and General Counsel.

WRITTEN CONSENT OF THE MEMBERS

OF

MP MINE OPERATIONS LLC

Dated as of [●], 2020

The undersigned, being a member holding common units (the “Member”) of MP Mine Operations LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of Section 18-302(d) of the Delaware Limited Liability Company Act, hereby executes this written consent for the purpose of adopting the following resolutions with respect to all of the common units held by the undersigned Member:

Approval of FVAC Merger Agreement and the Mergers, Other

Transactions and Ancillary Agreements Contemplated Thereby

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 15, 2020 (the “FVAC Merger Agreement”), by and among the Company, Fortress Value Acquisition Corp., a Delaware corporation (“FVAC”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC, FVAC Merger LLC II, a Delaware limited liability company and a direct, wholly-owned subsidiary of FVAC, FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC, FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC, and Secure Natural Resources LLC, a Delaware limited liability company;

WHEREAS, the Board of Managers of the Company (i) has determined that it is advisable and in the best interests of the Company and its unitholders to enter into the FVAC Merger Agreement, (ii) has authorized and approved the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the Pre-Closing Reorganization (as defined in the FVAC Merger Agreement), and (iii) is recommending that the members holding common units of the Company authorize and approve the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the Pre-Closing Reorganization; and

WHEREAS, the undersigned Member has received copies of (i) the proxy statement/consent solicitation/prospectus dated [●], 2020, which is part of the registration statement on Form S-4 (No. 333-248433) of FVAC, and which is attached hereto as Exhibit A, and (ii) the FVAC Merger Agreement, which is attached as Annex A and Annex A-1 to such proxy statement/consent solicitation/prospectus.

NOW, THEREFORE, BE IT RESOLVED, that the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the Pre-Closing Reorganization, be and hereby are authorized and approved, and the Company be and hereby is authorized, directed and empowered to enter into such ancillary agreements contemplated by the FVAC Merger Agreement, perform its obligations under the FVAC Merger Agreement and such ancillary agreements, consummate the mergers and other transactions contemplated by the FVAC Merger Agreement and such ancillary agreements, including the Pre-Closing Reorganization, and take any and all other actions that may be necessary or desirable in order to carry out the intent and purposes of these resolutions; and

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FURTHER RESOLVED, that all prior acts done on behalf of the Company by the Board of Managers of the Company or any authorized officer of the Company in connection with any of the foregoing resolutions be, and the same hereby are, ratified and approved as acts of the Company;

FURTHER RESOLVED, that the authorized officers and managers of the Company be, and each of them severally hereby is, empowered, authorized and directed in the name of and on behalf of the Company to execute and deliver any and all documents, and to take such other actions, as they may deem necessary, appropriate or advisable to carry out the intent of any and all of the foregoing resolutions and the transactions contemplated thereby;

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument; and

FURTHER RESOLVED, that the delivery of a copy of any such signature by facsimile transmission or other electronic exchange method shall constitute a valid and binding execution and delivery of this written consent by such party, and such delivered copy shall constitute an original document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of MP Mine Operations LLC as of the date first written above.

JHL CAPITAL GROUP HOLDINGS TWO LLC

By:
Name:
Title:

Signature Page to Written Consent of the

Members of MP Mine Operations LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of MP Mine Operations LLC as of the date first written above.

SARATOGA PARK LTD.

By:
Name:
Title:

Signature Page to Written Consent of the

Members of MP Mine Operations LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of MP Mine Operations LLC as of the date first written above.

FOURTH AVENUE FF OPPORTUNITIES LP – SERIES E

By:
Name:
Title:

Signature Page to Written Consent of the

Members of MP Mine Operations LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of MP Mine Operations LLC as of the date first written above.

QVT FAMILY OFFICE ONSHORE LP By: its general partner, QVT Associates GP LLC

By:
Name:
Title:

Signature Page to Written Consent of the

Members of MP Mine Operations LLC

EXHIBIT A

Proxy Statement/Consent Solicitation/Prospectus

(attached)